EX-32.1

CERTICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINCIAL OFFICER
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbane-Oxley Act of 2002

I, Evan Levine, Chief Executive and Financial Officer, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Panther Biotechnology, Inc. on Form 10-K/A for the fiscal year ended May 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities & Exchange Act of 1934 and that the information contained in the Form 10-K/A fairly presents in all material respects the financial condition and results of operations of Panther Biotechnology, Inc. at the dates and the periods indicated.

Date:  June 16, 2015
By /s/ Evan Levine
Evan Levine
Chief Executive Officer
Chief Financial Officer